March 28, 2000



IDT Corporation
520 Broad Street
Newark, New Jersey  07102

          Re:  Net2Phone, Inc.

Gentlemen:

This letter agreement (this "Agreement") will confirm our understandings relating to the proposed purchase (the "Purchase") from IDT Corporation ("I Corp.") of 14,900,000 shares of Class A common stock, par value $.01 per share (the "Class A Stock") of Net2Phone, Inc. (the "Company") and certain related matters as set forth herein.

1. Purchase Price. The purchase price for the 14,900,000 shares of Class A Stock will be $75 per share in cash, or an aggregate of $1,117,500,000, payable at the Closing.

2. Structure. Subject to the terms and conditions set forth herein, AT&T Corporation ("A Corp.") shall effect the Purchase through a newly formed business entity ("Holdco"). A Corp. agrees, that it will retain, either directly or indirectly through its controlled affiliates and Liberty Media Group, a majority of the ownership and voting interests in Holdco, for a period of three years from the Closing. In the event that the stockholders of the Company do not approve the Amendments (as defined below), A Corp. shall have the right to sell or transfer all or any portion of the ownership interests in Holdco at any time; provided that if A Corp. ceases to own a majority of the ownership and voting interests in Holdco, A Corp. shall cause Holdco to grant a proxy until August 1, 2003 to I Corp. to vote any Common Shares owned by Holdco or acquired by Holdco prior to August 1, 2003. Any sale or transfer by A Corp. of its interest in Holdco shall not relieve A Corp. of its obligations to cause the Purchase to occur and to cause Holdco to abide by the terms of this Agreement, subject to the terms and conditions described herein. Until August 1, 2003, and provided that I Corp. owns not less than one million Common Shares (as


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IDT Corporation
March 28, 2000
Page 2


        defined in Article Fourth of the Company's certificate of incorporation ("Common Shares")), Holdco shall not without I Corp.'s consent sell or transfer all or any portion of its shares of Class A Stock or Common Stock purchased pursuant to this Agreement.

3. Timing. The Closing shall occur upon the satisfaction or waiver of the conditions described herein, provided that in no event shall the Closing occur prior to August 1, 2000. The Closing will be conditioned upon (1) the Board of Directors of the Company, no later than March 31, 2000, adopting the Amendments (as defined below), declaring the advisability of the Amendments and calling a special meeting of the Company's stockholders for the consideration of the Amendments, (2) the receipt of all required regulatory approvals, (3) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (4) the absence of an injunction making illegal or otherwise prohibiting the consummation of any of the transactions contemplated in this Agreement,
        (5) the absence of any pending litigation or regulatory proceeding in either case initiated by a governmental authority against the Company or with respect to the transactions contemplated by this Agreement, (6) the absence of any material adverse change in the business or operations of the Company resulting from the actions or inactions of the management of the Company, excluding actions or decisions not to act taken in good faith and with the appropriate degree of care, and excluding changes in general economic conditions, general changes in the industry in which the Company is engaged and general changes in technology, (7) the accuracy in all material respects of the representations and warranties contained herein, (8) the performance of all agreements to be performed hereunder prior to the Closing, (9) the accuracy in all material respects of the reports filed by the Company with the Securities and Exchange Commission, as of their respective dates, and (10) the absence of any infringement by the Company of any intellectual property rights of any third party that has or reasonably could be expected to have a material adverse effect on the business of the Company.

4. Sale of Additional Shares by the Company. It shall also be a condition of A Corp's obligation to consummate the Purchase that the Company shall have issued to Holdco four million shares of Class A Stock (the "Primary Issuance") for a price of $75 per share (it being understood that the Primary Issuance shall not be consummated unless the Purchase is consummated immediately thereafter). The Board of Directors of the Company, no later than March 31, 2000, shall duly adopt a resolution setting forth amendments (the "Amendments") to the Company's certificate of incorporation (i) increasing the number of authorized shares of Class A Stock by four million and (ii) expanding the Board of Directors of the Company by three seats, and resolving to nominate designees named by A Corp. to such additional three seats, and shall by such date also declare the advisability of the Amendments and call a special meeting of its stockholders for the consideration of the Amendments. The Board of Directors of the Company, subject to its fiduciary obligations, shall take such actions as are necessary and appropriate to cause the adoption of the Amendments, including causing an information or proxy statement containing the recommendation of the Board of Directors in favor of the Amendments to be distributed to stockholders as promptly as practicable. The only additional corporate action required for the Primary Issuance is the approval of the Amendments by the affirmative vote of the holders of at least 66-2/3% of the outstanding Common Shares and the filing of the Amendments. By


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IDT Corporation
March 28, 2000
Page 3


        resolution, the Board of Directors of the Company will confirm that the restrictions contained in Section 203 of the Delaware General Corporation Law shall not apply to any business combination between the Company and A Corp. or Holdco. A result of the Primary Issuance will be to cause Holdco to become a Holder within the meaning of Article Fourth,
        Section 3(e)(2) of the Company's certificate of incorporation ("Holder"), with the effect that the shares of Class A Stock to be sold to Holdco by I Corp. will not be converted by their terms into shares of Common Stock upon the consummation of the Purchase. In addition, it is a condition of A Corp.'s obligation to consummate the Purchase that the Board of Directors of the Company, no later than March 31, 2000, shall have granted to Holdco demand and "piggyback" registration rights with respect to the shares of capital stock of the Company hereafter acquired by it hereunder, substantially as provided in the form of the Registration Rights Agreement attached hereto as Exhibit A which registration rights will be exercisable upon the lapse of the restriction on Holdco's right to dispose of shares contained in Section 2.

5. Efforts by I Corp in Support of the Primary Issuance and the Amendments. I Corp. agrees that it will vote all of the shares of capital stock of the Company held by it in favor of the Amendments and will use its best efforts to cause the Primary Issuance to be consummated in the manner contemplated herein. I Corp. may terminate this Agreement within five business days of such date if, by March 31, 2000, the Board of Directors of the Company has not adopted a resolution amending Section 6(g) of the Company's Amended and Restated 1999 Stock Option and Incentive Plan (the "Plan"), and any other sections of the Plan necessary to ensure that no rights of I Corp. employees under the Plan will be terminated or affected in any way as a result of the transactions contemplated by this Agreement. A Corp. may terminate this Agreement within 5 business days of such date if I Corp. breaches its obligations contained in the first sentence of this paragraph or if the Board of Directors of the Company fails to take the actions contemplated herein by March 31, 2000 or thereafter withdraws or modifies in a manner adverse to A Corp. its recommendation in favor of the Amendments.

6. Failure to Obtain Shareholder Approval of Amendments. If the approval of the shareholders of the Company for the Amendments is not obtained by August 1, 2000, but upon the satisfaction or waiver of the other conditions to Closing on or prior to September 30, 2000, Holdco shall promptly loan to I Corp. $1,117,500,000, which loan (the "Loan") shall accrue interest at a per annum rate of 7%, compounded quarterly; it being agreed that if such conditions have not been satisfied or waived on or prior to September 30, 2000, then this Agreement shall terminate. The Loan shall initially be for a term of five years, but shall be renewed automatically for up to an aggregate of three one year periods unless not less than six months prior to the then scheduled maturity of the Loan Holdco or I Corp. provides notice that it has elected not to extend the maturity of the Loan. Thereafter, at such time as Holdco becomes a Holder, I Corp. shall promptly deliver to Holdco 14,900,000 shares of Class A Stock, whereupon the Loan (including interest accrued thereon) will be discharged. Upon the maturity of the Loan, I Corp. will promptly deliver to Holdco 14,900,000 shares of Class A Stock (which upon delivery to Holdco will become an equal number of shares of common stock, par value $.01 per share (the "Common Stock")), whereupon the Loan will be discharged. From the date hereof and until the earlier of the Closing or this Agreement terminates, or, if the Loan (including any interest


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IDT Corporation
March 28, 2000
Page 4


        accrued thereon) is made, until the Loan is no longer outstanding, I Corp. will not dispose, encumber or enter into any agreement to dispose or encumber the 14,900,000 shares of Class A Stock or otherwise take any action that would make it unable to fulfill its obligation to deliver such shares upon the maturity of the Loan. The agreement governing the Loan shall provide that Holdco's sole recourse for non-payment of the Loan (including any interest thereon) will be the 14,900,000 shares of Class A Stock or Common Stock, as applicable.

7. Right of First Refusal. The shares of Class A Stock currently owned by I Corp. which are not subject to the Purchase (the "Remaining Shares") shall be subject to a right of first refusal in favor of Holdco from the date hereof until August 1, 2003 (the "Right of First Refusal Period"). I Corp. shall not transfer any of the Remaining Shares during the Right of First Refusal Period unless it shall have provided Holdco with notice in writing stating (1) that it has received a firm offer to purchase such shares, (2) the fair market value of the consideration proposed to be paid to I Corp. in such transfer (or, in the case of a registered public offering, the fact that the consideration will be the fair market value of the shares at the time the registration statement becomes effective), as well as the other terms thereof and (3) in the case of a proposed buyer who is also a Holder, the identity of the proposed buyer. In the event that the aggregate purchase price of the Remaining Shares proposed to be sold by I Corp. to a third party purchaser equals or exceeds $100,000,000, Holdco shall have 21 days from the date of such written notice (the "Notice Period") to advise I Corp. whether it wishes to exercise the Right of First Refusal. If Holdco advises I Corp. in writing that it wishes to exercise the Right of First Refusal, thereupon I Corp. and Holdco will be deemed to have agreed to the sale to Holdco of such shares upon financial terms and conditions no less favorable to I Corp. than those set forth in the notice, the closing thereon to occur as promptly as practicable following the receipt of all necessary regulatory approvals; provided, however, that if all necessary regulatory approvals are not obtained within 90 days from the date of the notice, the provisions in this Section 7 shall automatically terminate. If Holdco notifies I Corp. in writing that it does not wish to purchase such shares, or such 21 day period elapses without any written notification by Holdco, then I Corp. shall be free to dispose of such shares upon terms and conditions no more favorable to a third party than those set forth in the notice for a period of 60 days; provided, however, that if I Corp. identified a Holder as the proposed buyer in its notice to Holdco, such shares shall only be sold to such Holder. If the aggregate purchase price of the Remaining Shares proposed to be sold by I Corp. to a third party purchaser is less than $100,000,000, the Notice Period (as defined above) shall be 7 days from the date of written notice. Notwithstanding the foregoing, provided that stockholder approval of the Amendments has been obtained and the Closing has occurred, individual sales of not more than 100,000 shares of Class A Stock by I Corp., up to an aggregate of 2,000,000 shares of Class A Stock during the Right of First Refusal Period, shall not be subject to the provisions of this Section 7.

8. Conversion of Remaining Shares. I Corp. shall convert such number of the Remaining Shares as requested by Holdco into shares of Common Stock promptly upon the payment in cash to I Corp. of an amount equal to 10% of the average daily closing price per share of Common Stock for the 20-trading day period ending on the day prior to the date of such notice of conversion in


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IDT Corporation
March 28, 2000
Page 5


        respect of each of the Remaining Shares requested to be converted, if so requested by Holdco, during the period ending August 1, 2003.

9. Voting Agreement. Until August 1, 2003 or such earlier time as I Corp. ceases to own two million or more Common Shares or until A Corp. ceases to own a majority of the ownership and voting interests in Holdco, Holdco and I Corp. will vote all of the Common Shares beneficially owned by each of them in favor of mutually acceptable nominees to the Board of Directors of the Company. In the event that Holdco and I Corp. are unable to agree on acceptable nominees, Holdco and I Corp. will be counted as present for purposes of determining a quorum at the shareholders meeting but will abstain from voting on such nominees as to which Holdco and I Corp. are unable to agree.

10. Company Headquarters. The parties agree that they will support the move to and continued presence for no less than 10 years of the headquarters of the Company at 520 Broad Street in Newark, New Jersey, unless otherwise mutually agreed.

11. Joint Venture and Licensing. A Corp. and Holdco will support the formation of a joint venture between the Company and I Corp. for the development and sale of Internet telephony network equipment using the Company's VOIP technology. No later than March 31, 2000, the Board of Directors of the Company will agree that (i) the Company will grant to A Corp. a license for all of the Company's present and future technology for use in the present and future businesses of A Corp. and its affiliates and (ii) the Company will grant to I Corp. a license for all of the Company's present and future technology for use in the present and future businesses of I Corp. and its affiliates; it being agreed that should any term, condition or pricing of a license be given prior to or after the date of this agreement by the Company to any other person (including, in the case of A Corp., I Corp., and in the case of I Corp., A Corp.) which is more favorable to the licensee than that given to A Corp. or I Corp., as the case may be, such term, condition or pricing shall be applicable to A Corp.'s license or I Corp.'s license, as the case may be, at such party's option. Any contract or transaction between A Corp. and the Company, or between I Corp. and the Company involving the potential payment to or from the Company of more than $500,000, shall be subject to the approval of a majority of the disinterested directors of the Company; provided that the requirement for such approval shall cease to apply at such time as A Corp. or I Corp., as the case may be, becomes the beneficial owner of more than 85% or less than 15% of the voting power of the Company; and provided further that the requirement of disinterested director approval shall not be required with respect to the granting of a license by the Company to A Corp. or I Corp. which does not contain terms, conditions and pricing that are more favorable to the licensee than those contained in a license granted to any other person.

11(a). A Corp/I Corp. Arrangements. A Corp. and I Corp. agree that they will enter into the following series of commercial and outsourcing arrangements as soon as practicable following the date of this Agreement, with the intent to use reasonable best efforts to have these agreements in place by Closing. The agreements referred to in this
        Section 11 each shall be for a term of three years, unless the parties agree otherwise.


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IDT Corporation
March 28, 2000
Page 6


         o A Corp. and I Corp. will enter into an agreement, which will provide for each party to be classified by the other party as a "Preferred Supplier" where mutually beneficial and not inconsistent with other commitments of the parties existing on the date of this Agreement, with respect to all services and products offered by the parties.

         o I Corp. and A Corp. will enter into an agreement pursuant to which A Corp will supply 66% of the domestic service needs, including long distance, data, IP, and local service, which I Corp. purchases from third parties; provided that such agreement shall not require the substitution of A Corp. for any supplier to I Corp. under an agreement existing on the date of this Agreement, unless such existing commitment can be assigned or transferred to A Corp. without causing an adverse effect to I Corp.'s business (including relations with customers and suppliers), financial position or results of operations. A Corp. will manage such existing supply commitments with the intent of providing integrated support to I Corp., and transitioning to A Corp the services covered by such existing supply commitments as soon as it is reasonably practicable to do so in a manner that benefits I Corp. and does not have any adverse effect on I Corp's. business, financial condition or results of operations. A Corp shall provide the domestic services it provides on a most favored customer basis, taking into account the types and volumes of services furnished. I Corp.'s commitment to enter into this agreement will be contingent upon I Corp. experiencing cost savings in each category of services provided (as defined below) as compared with the cost to I Corp. of obtaining comparable services of comparable quality from third parties. For the purpose of calculating the cost savings, the parties will measure savings within three (3) separate buckets or categories: (1) domestic voice services; (2) data and IP services; and (3) fiber, colocation, and network management services. The pricing terms for such services shall be adjusted as commercially required to maintain competitiveness to ensure that the principles set forth above in this paragraph continue to be observed throughout the term of the agreement.

         o The parties intend to purchase international services from one another, with the understanding that the substantive commitments concerning such services are as set forth in Section 11(b).

         o I Corp. will obtain a domestic fiber ring from A Corp. (a Dark Fiber, Lit Fiber or OC-X service, as agreed upon by the parties). The price shall be the lowest rate that A. Corp has offered for a comparable arrangement; provided, however, that I Corp. will be under no obligation to acquire such ring unless A Corp. provides the fiber ring at a price equal to or lower than that at which I Corp. could obtain the same capabilities from another source. A Corp. agrees to engineer the ring based on I Corp.'s forecast of demand for use of the capacity on the ring and agrees to price the capacity it provides based on the capacity required to meet such


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IDT Corporation
March 28, 2000
Page 7


              forecasts of demand, whether or not it engineers the network for greater capacity. The parties will agree on a plan to update such forecasts from time to time as necessary to reflect I Corp.'s forecasted needs. I Corp. agrees that it will terminate the traffic which it services on this ring, provided that I Corp. shall be permitted first to terminate traffic on capacity which I Corp. has or has contractually committed to on the date of this agreement or under agreements to terminate traffic that are in effect on the date of this Agreement.

         o I Corp. and A Corp. will enter into an Outsourcing Agreement pursuant to which I Corp. will outsource network management to A Corp. at mutually agreed upon prices and terms. In addition, the parties intend to enter into an agreement covering each party's use of the other party's web hosting facilities.

         o A Corp. will initially sublease from I Corp. 40,000 square feet (with options to eventually rent an additional 160,000 square feet, contingent on the availability of space) at I Corp.'s facility at 520 Broad Street, Newark, New Jersey. The initial base rent shall be the lower of (1) between $25 to $29 per square foot (the rate excludes utility and construction costs), or (2) market rates for comparable space. Rent shall be CPI adjusted on an annual basis, consistent with I Corp.'s underlying lease. A Corp. agrees to locate a network operation center and/or a switch or switches at the subleased premises.

         o A Corp. and I Corp. will support good faith negotiations to reach an agreement to colocate at each other's facilities.

11(b). Concert/I Corp. Arrangements. A Corp. will use its reasonable best efforts to cause Concert to enter into the following series of commercial arrangements with I Corp.

         o Concert and I Corp. will enter into an agreement, which will provide for each party to be classified by the other party as a "Preferred Supplier" where mutually beneficial and not inconsistent with other commitments of the parties existing on the date of this Agreement, with respect to all services and products offered by the parties.

         o For a period of three (3) years from the date hereof, I Corp. and Concert will work together to purchase from each other an annual aggregate amount of services, including international termination, international bandwidth, least cost routing infrastructure buildouts, international toll free services, offshore UK wholesale delivery, co-location opportunities, switching development and management, etc., provided however that any commitment by a party under this paragraph will be contingent on such party having excess demand that it cannot meet itself through its network or through PTT correspondent arrangements, and upon it being economically attractive to such party to outsource this demand to the other party.

              The parties agree to provide such services at Concert and I Corp's respective preferred leading edge cost structures with consideration to quality, volumes, availability of capacity and other key market and economic conditions. Concert and I Corp. will provide each other with six (6) month traffic projections identifying each party's price and volume requirements.

         o Concert and I Corp. will support good faith negotiations to work together to partner in building or jointly purchasing international fiber networks or in swapping capacity on each other's networks.

         o Concert and I Corp. will support good faith negotiations to reach an agreement to colocate at each other's facilities and to use each other's switching facilities to route traffic in mutually beneficial ways, including, but not limited to, I Corp.'s utilization of Concert's European and Asian switches for I Corp's opportunistic traffic.

12. Tag-along Provisions. If, during the 18 month period after the date hereof, Holdco buys shares of Class A Stock from other current Holders, Holdco will so notify I Corp. in writing, such notice to contain information regarding number of shares, price and other material terms of the transaction and I Corp. then will have the option, exercisable within 30 days of its having received such written notice of such purchase, of causing Holdco to purchase up to five million shares of Class A Stock (or if A Corp. has exercised its conversion rights under paragraph 8, then Common Stock) from it on the same terms and conditions as Holdco purchased shares from such other holder of Class A Stock; provided, that the provisions of this paragraph will not apply to arrangements entered into by Holdco or A Corp. solely in connection with obtaining shareholder approval of the Amendments.

13. Definitive Documentation. The parties agree to negotiate in good faith and enter into mutually acceptable definitive documentation with respect to the transactions contemplated herein and on the terms and conditions set forth herein.

14. Binding Intent. It is the intent of the parties hereto that the agreements contained herein be legally binding on and enforceable against them upon, and only upon, the Board of Directors of the Company taking the actions identified herein as required to be taken no later than March 31, 2000. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles. Each party hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity


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IDT Corporation
March 28, 2000
Page 9


        or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

If the foregoing conforms to your understanding, please so signify by signing in the space provided below. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                         Very truly yours,

                                         AT&T CORPORATION

                                         By: /s/ JOHN C. PETRILLO
                                             --------------------

Accepted and Agreed:
IDT CORPORATION.

By: /s/ JAMES A. COURTER
    --------------------

                                                                         ANNEX A


                      FORM OF REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of o, by and between N Inc., a Delaware corporation (the "Company"), and Holdco, a o corporation (the "Investor").

          WHEREAS, the Company will issue and sell to the Investors o shares of Class A Common Stock of the Company, par value $0.01 per share (the "Class A Stock"), pursuant to the Subscription Agreement, dated as of o, 2000, between the Company and the Investor (the "Subscription Agreement");

         WHEREAS, I Corp., a Delaware corporation ("I Corp.") has agreed to sell to the Investor 14,900,000 shares of Class A Stock, pursuant to the Purchase Agreement, dated as of o, 2000, between I Corp. and the Investor (the "Purchase Agreement");

         WHEREAS, the Company has agreed to grant the registration rights set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. For the purposes of this Agreement:

         (a) The term "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with the first such person or entity.

         (b) The term "current market value" means the average closing sale price per share of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), on the NASDAQ National Market over the 10 trading days prior to the date of determination.

         (c) The term "Holder" means a holder of Registrable Securities.

         (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement.

         (e) The term "Registrable Securities" means the shares of Class A Common Stock issued to the Investor pursuant to the Subscription Agreement and the shares of Class A Stock purchased by the Investor pursuant to the Purchase Agreement (collectively, the "Securities") as the same may exist, from time to time; provided, however, that such Securities shall cease to be Registrable Securities when and to the extent that (i) such Securities have been sold pursuant to an effective registration statement under the Act, (ii) such Securities have become eligible for resale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or another provision of Rule 144 of the Act pursuant to which all of such Securities are immediately eligible for resale or (iii) such Securities have ceased to be outstanding.

         Section 2. Registration Rights.

         2.1. (a) Registration Upon Demand.

         (i) For a period of [three years] after August 1, 2003, one or more Holders that in the aggregate beneficially own at least 50% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (a "Demand Registration"). Upon receipt of a valid request for a Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its best efforts to register under the Act as expeditiously as may be practicable the Registrable Securities that Holders have requested the Company to register in accordance with this Section 2.1. Notwithstanding the foregoing, the Company shall not be required to effect any registration if the Registrable Securities that the Company shall have been requested to register shall, in the aggregate, have a current market value of less than $5,000,000. The Holders shall have the right to one Demand Registration pursuant to this Section 2.1(a)(i). Notwithstanding
Section 2.1(a)(ii), if any registration demand is made by Holders beneficially owning 50% or more of the Registrable Securities, and no Demand Registration has been made prior to such time, then such registration demand shall be treated for purposes of this Agreement as a Demand Registration, regardless of the registration form used (including Form S-3).

         (ii) Notwithstanding Section 2.1(a)(i) hereof, and in addition to the rights granted under Section 2.1(a)(i) hereof, at any time after the Company becomes eligible to register its securities on Form S-3 (or any successor form), one or more holders that in the aggregate beneficially own at least 20% of the Registrable Securities may make a demand that the Company effect the registration of all or part of such Holders' Registrable Securities (an "S-3 Demand Registration"). Upon receipt of a valid request for an S-3 Demand Registration, the Company shall promptly, and in any event no later than 15 days after such receipt, notify all other Holders of the making of such demand and shall use its best efforts to register under the Act as expeditiously as may be practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 2.1. Notwithstanding the foregoing, the Company shall not be required to effect any registration if the Registrable Securities that the Company shall have been requested to register shall, in the aggregate, have a current market value of less than $1,000,000. The Holders shall have the right to two S-3 Demand Registrations pursuant to this Section 2.1(a)(ii).

         (b) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) hereof shall not be deemed to have been effected (i) if a registration statement with respect thereto has not been declared effective by the Securities and Exchange Commission ("SEC"), (ii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to any of the Holders and has not thereafter become effective, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a Holder.

         2.2. "Piggy-Back" Registration.

         (a) If the Company proposes to register any securities under the Act in connection with any offering of its securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), whether or not for its own account, the Company shall furnish promptly, and in any event not less than 15 days in advance, written notice to the Holders of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of a Holder made to the Company within 15 days after the receipt of such notice by the Company, the Company shall include in such registration the requested number of the Holder's Registrable Securities (a "Piggy-Back Registration"). If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its Common Stock and any other securities, all upon the terms and conditions set forth herein.

         (b) Nothing in this Section 2.2 shall create any liability on the part of the Company or any other person to the Holders if the Company, for any reason, decides not to file a registration statement proposed to be filed pursuant to Section 2.2(a) or to withdraw such registration statement subsequent to its filing (except for the Company's obligation to pay the expenses in connection therewith as provided in Section 2.6), regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice under Section 2.2(a) or otherwise.

         2.3. Blackout Periods for Holders. If the board of directors of the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of a registration statement or related prospectus) would be materially detrimental to the Company or its shareholders and therefore the board of directors determines that it is in the Company's best interest to defer the filing, and promptly gives the Holders written notice of such determination in the form of a certificate signed by an executive officer of the Company following their request to register any Registrable Securities pursuant to Section 2.1, the Company shall be entitled to postpone the filing of the registration statement otherwise required to be prepared and filed by the Company pursuant to Section 2.1 hereof for a reasonable period of time, but not to exceed 90 days (a "Demand Blackout Period") after the date of such request. The Company shall promptly notify each holder of the expiration or earlier termination of any Demand Blackout Period.

         2.4. Obligations of the Company. Whenever the Company is required to effect the registration of any Registrable Securities under this Section 2, the Company shall, at its expense and as expeditiously as may be practicable:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use reasonable efforts to keep such registration statement effective for ninety (90) days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all of the Registrable Securities covered by such registration statement.

         (c) Furnish to the Holders of Registrable Securities registering such securities such numbers of copies of a prospectus, including a preliminary prospectus (in the event of an underwritten offering), in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

         (d) Use best efforts to register and qualify the securities covered by such registration statement under state blue sky laws in any U.S. jurisdictions in which such registration and qualification is reasonably requested by any Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and substance as agreed to by the Company and the managing underwriter of such offering.

         (f) Promptly notify the Holders in writing:

             (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

             (ii) of any request by the SEC for amendments or supplements to the registration statement or related prospectus or any written request by the SEC for additional information;

             (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings by any person for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

             (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose.

         (g) Notify the Holders in writing on a timely basis, at any time when a prospectus relating to such Registrable Securities is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (h) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as if customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and to the Holders participating in the registration of Registrable Securities and (ii) a "Cold Comfort" letter dated as of such date, from the independent certified public accountants to the underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in the registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in the registration of Registrable Securities.

         (i) Use best efforts to cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such registration statement, as the Company determines to be appropriate, upon advice of counsel.

         (j) Use best efforts to list such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed.

         (k) Prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders.

         (l) Make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless
(i) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (ii) such Information has been made generally available to the public or (iii) as necessary to enforce a Holder's rights under this Agreement. The Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential and the Inspectors shall not disclose such Information until such action is determined.

         (m) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities.

         (n) Use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities pursuant to the terms contemplated hereby.

         2.5. Furnish Information.

         (a) It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Holder in a registration statement pursuant to this Section 2 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information shall be provided to the Company within any reasonable time period requested by the Company.

         (b) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder shall promptly return to the Company any copies of any prospectus in its possession (other than one permanent file copy) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         2.6. Expenses of Registration. The Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 2.1 or Section 2.2 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, but excluding underwriting discounts and commissions relating to the Registrable Securities. The Company also shall be required to pay and bear the legal fees of one counsel for the Holders in an amount not to exceed $25,000 in connection with any registration.

         2.7. Underwriting Requirements. In connection with any underwritten offering of a Holder's Registrable Securities, the Company shall not be required under Section 2.4 to register any of such Registrable Securities in connection with such underwritten offering unless the Holder accepts the underwriters selected by the Company and then only in such quantity as the lead managing underwriter determines, in its good faith discretion, will not jeopardize the success of the offering by the Company. To the extent that the lead managing underwriter will not permit the registration of all of the Registrable Securities sought to be registered, in the case of a registration pursuant to
Section 2.1 or 2.2, the Registrable Securities to be included shall be apportioned among the Holders on a pro rata basis (based on the number of Securities proposed to be registered by each), first among the Holders of Registrable Securities to be registered pursuant to Section 2.1, and thereafter among the Holders of Registrable Securities to be registered pursuant to Section 2.2; provided, however, that the right of the underwriters to exclude Registrable Securities from the registration and underwriting as described above shall be restricted such that all shares that are not Registrable Securities and all shares that are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. Notwithstanding the foregoing, the Holders' Registrable Securities shall in no event be reduced to less than one-third of the total number of shares of Common Stock to be registered in connection with a Piggyback Registration. Those Registrable Securities and other securities that are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines necessary to effect the underwritten public offering. No Holder of Registrable Securities shall be entitled to participate in an underwritten offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents (including an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to the Company and the lead managing underwriter. Any Registrable Securities so withdrawn from an underwriting by such Holder shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 180 days following the effective date of the registration statement relating thereto.

         2.8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, employees, legal counsel and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities joint or several) to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (collectively, a "Violation") (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by any registration statement; and the Company will pay to each Indemnified

Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company.

         (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused by (x) any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such registration statement or prospectus but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely filed by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person pursuant to this Section 2.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

         (c) Promptly after receipt by an Indemnified Person under this Section
2.9 of notice of the commencement of any action (including any governmental action),such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided that an Indemnified Person (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such Indemnified Person by the counsel retained by the indemnifying party would be inappropriate (in the opinion of the Indemnified Person) due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnified Person under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this
Section 2.9; provided, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds from the offering received by such Holder upon its sale of Registrable Securities included in the registration statement.

         (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of the Section 11(f) of the Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company and the Holders under this Section
2.9 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Section 2.

         2.10. Assignment of Registration Rights. Subject to the provisions of the Purchase Agreement and the Subscription Agreement, the rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a permitted transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, beneficial owner, member or retired member of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.11. Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of Holders owning in the aggregate sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

         2.12. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

         (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1934 Act; and

         (c) So long as a Holder owns any Registrable Securities, furnish such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         Section 3. Miscellaneous.

         3.1. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto, except that the Company may not assign any of its obligations hereunder without the consent of Holders owning in the aggregate 66-2/3% of the outstanding Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed as permitting any transfer of any securities of the Company in violation of any applicable law or agreement.

         3.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. The Investor and the Company hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Investor and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         3.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         3.4. Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.5. Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon (i) personal or facsimile delivery to the party to be notified, (ii) one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or (iii) three business days after deposit with the U.S. mail, return-receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

         If to the Company:

         N Inc.
         171 Main Street
         Hackensack, New Jersey 07601
         Attn:
         Fax:

         with a copy to:

         o
         o
         o
         Attn: o
         Fax:  o

         If to the Investor:

         o
         o
         o
         Attn: o
         Fax:  o

         with a copy to:

         o
         o
         o
         Attn: o
         Fax:  o

         3.6. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of Holders owning in the aggregate 66-2/3% of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 2 hereof shall be effective as against any person unless consented to in writing by such person.

         3.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.8. Entire Agreement. This Agreement (including the Schedule attached hereto) contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

         3.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN
ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3.9 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT


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



AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                       [Signatures on the following page.]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                             N INC.


                                             By:-------------------------------
                                                Name:
                                                Title:



                                             HOLDCO

                                             By:-------------------------------
                                                Name:
                                                Title:




                                       17